UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

Tennessee	333-190028-01	62-1543816
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500
Germantown, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA*I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On December 12, 2023, the Board of Directors (the “Board”) of Mid-America Apartment Communities, Inc. (the “Company”) appointed A. Bradley Hill as President of the Company, effective January 1, 2024. Biographical information regarding Mr. Hill is available under the heading “NEOs of the Registrant” in the Company’s definitive proxy statement for its 2023 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 3, 2023, and is incorporated by reference herein. There are no arrangements or understandings between Mr. Hill and any other persons pursuant to which he was appointed as President of the Company. There are no family relationships between Mr. Hill and any of the Company’s directors or other executive officers, and Mr. Hill is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hill’s annual base salary, effective January 1, 2024, will be $600,008, and Mr. Hill will receive increased opportunities under the Company’s Annual Incentive Plan and Long-Term Incentive Plan in which Mr. Hill will continue to participate.

Retirement Agreement

As previously announced, Albert M. Campbell, III will relinquish his position as Executive Vice President and Chief Financial Officer of the Company effective March 31, 2024 (the “Resignation Date”), although Mr. Campbell will remain employed through December 31, 2024 (the “Retirement Date”) to facilitate an orderly transition. In connection with Mr. Campbell’s transition, the Company, Mid-America Apartments, L.P. (“MAALP”) and Mr. Campbell entered into a Retirement and Transition Services Agreement on December 12, 2023 (the “Retirement Agreement”).

Under the Retirement Agreement, effective on the Resignation Date, Mr. Campbell will resign from his position as Executive Vice President and Chief Financial Officer of the Company, as well as all other positions Mr. Campbell holds at the Company, MAALP and their respective affiliates, except that Mr. Campbell will remain an employee, with the title of Senior Advisor, from April 1, 2024 through the Retirement Date (the “Transition Period”).

Mr. Campbell’s annual base salary in effect as of the signing of the Retirement Agreement will remain the same for the remainder of 2023. From January 1, 2024 through the Resignation Date, Mr. Campbell’s annual base salary will be $586,472. During the Transition Period, Mr. Campbell’s annual base salary will be $293,236. The Retirement Agreement also provides that, pursuant to the Company’s Second Amended and Restated 2013 Stock Incentive Plan and 2023 Omnibus Incentive Plan, as applicable (each, a “Stock Plan”), as of the Retirement Date (a) Mr. Campbell’s outstanding, unvested shares of restricted stock of the Company will vest, and (b) earned Performance Share Awards (as defined in the applicable Stock Plan) will be calculated at the end of the applicable performance period, and a pro-rata portion of the shares subject to such Performance Share Awards (based on the amount of time Mr. Campbell was employed during the applicable performance period) will be issued to Mr. Campbell. As provided in the Retirement Agreement, Mr. Campbell will not be eligible to participate in the Company’s 2024 Annual Incentive Plan or 2024 Long-Term Incentive Plan. The Retirement Agreement also confirms that Mr. Campbell’s termination of employment as contemplated by the Retirement Agreement will not constitute a “Termination Without Cause” or Mr. Campbell’s resignation for “Good Reason” within the meaning of Mr. Campbell’s existing Change in Control and Termination Agreement, and, accordingly, that Change in Control and Termination Agreement will terminate as of the Retirement Date.

In the Retirement Agreement, Mr. Campbell agreed to certain customary covenants regarding confidentiality and non-solicitation. Mr. Campbell also agreed to waive and release any claims he may have against the Company, MAALP or their respective affiliates, including any claims relating to Mr. Campbell’s employment and the termination thereof.

The description of the terms of the Retirement Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Incoming Chief Financial Officer

As previously announced, A. Clay Holder will assume the duties and responsibilities as the Company’s Chief Financial Officer effective April 1, 2024 following Mr. Campbell’s resignation from that position. Mr. Holder’s annual base salary, effective January 1, 2024, will be $424,756, and Mr. Holder will receive increased opportunities under the Company’s Annual Incentive Plan and Long-Term Incentive Plan in which Mr. Holder will continue to participate.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2023, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, adopted and approved amended and restated bylaws (the “Fifth Amended and Restated Bylaws”), effective concurrently with such adoption. Among other things, the amendments effected by the Fifth Amended and Restated Bylaws:

•
Enhance procedural mechanics and disclosure requirements in connection with shareholder nominations of directors and proposals of business made in connection with meetings of shareholders, including, without limitation, by:
o
Adding requirements that any shareholder providing notice of a shareholder nomination or proposed business disclose (i) any significant equity interest or any derivative instrument held by such shareholder in any principal competitor of the Company, (ii) any interest of such shareholder in any contract or arrangement with the Company, any affiliate of the Company or any principal competitor of the Company, (iii) all information that would be required to be disclosed in a Schedule 13D (or an amendment thereto) if such a statement were required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) the identity of other shareholders known by such shareholder to support such shareholder’s nomination or other proposal, and (v) in the case of a shareholder nomination, any business or personal interests that could reasonably be expected to place the shareholder nominee in a potential conflict of interest with the Company or any of its subsidiaries;
o
Adding a requirement that any shareholder providing notice of a shareholder nomination or proposed business make a representation as to whether such shareholder intends to engage in any solicitation with respect to the nominee(s) or proposed business of such shareholder, including whether such shareholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding stock reasonably believed to be sufficient to elect such nominee or required to approve such business and (in the case of any director nomination) whether such shareholder intends to solicit proxies in accordance with Rule 14a-19 promulgated under the Exchange Act (the “Universal Proxy Rule”);
o
Requiring that shareholder nominees for election to the Board make themselves available for and submit to interviews by the Board or a Board committee on or prior to 10 days following request from the Board or Board committee;
o
Stating that if any shareholder provides notice of any director nomination pursuant to the Universal Proxy Rule and subsequently either (i) notifies the Company that such shareholder no longer intends to solicit proxies in support of such shareholder’s nominee in accordance with the Universal Proxy Rule, or (ii) fails to comply with the requirements of the Universal Proxy Rule, then the Company will disregard any proxies solicited for such shareholder’s nominee, and no vote on such shareholder’s nominee will occur;
o
Requiring a shareholder (or a qualified representative of the shareholder) submitting a nomination or proposal at a meeting of shareholders under the advance notice provisions to appear in person at the meeting to present the nomination or proposed business;
o
Stating that the number of nominees proposed by shareholders submitting a nomination notice may not exceed the number of directors to be elected at the relevant meeting of shareholders;
o
Requiring any shareholder providing notice of a shareholder nomination or proposed business to update and supplement the information initially submitted by such shareholder to the Company in connection with such nomination or proposed business;
o
Requiring any shareholder providing notice of a shareholder nomination or proposed business to notify the Company of any inaccuracy or change in any of the information submitted by such shareholder in connection with such nomination or proposed business;
o
Requiring any shareholder providing notice of a shareholder nomination or proposed business to give the Company, upon request, written verification and affirmation of information submitted by such shareholder in connection with such nomination or proposed business; and
o
Confirming that if any shareholder providing notice of a shareholder nomination or proposed business submits materially inaccurate or incomplete information or does not comply with the advance notice provisions, then the nominee(s) or proposed business of such shareholder will be disregarded and no vote on such nominee(s) or proposed business will occur.
•
Require any shareholder directly or indirectly soliciting proxies from other shareholders to use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board; and
•
Make various other updates, including technical, ministerial and conforming changes.

The foregoing summary of the amendments effected by the Fifth Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fifth Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 13, 2023, the Company issued a press release announcing the appointment of Mr. Hill as President of the Company, effective January 1, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Current Report under this Item 7.01 (including Exhibit 99.1) is being “furnished” and shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any previous or future filings by the Company or MAALP under the Exchange Act or the Securities Act of 1933, as amended.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Fifth Amended and Restated Bylaws of Mid-America Apartment Communities, Inc., dated as of December 12, 2023.
10.1	Retirement and Transition Services Agreement by and between Albert M. Campbell, III and Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.
99.1	Press Release dated December 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:	December 13, 2023	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

MID-AMERICA APARTMENTS, L.P.
By: Mid-America Apartment Communities, Inc., its general partner

Date:	December 13, 2023	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)